Exhibit 5.1

theNBDgroup.

A California Professional Corporation

Los Angeles and Palo Alto https://nbdpro.co/

(408) 201-2662

February 10, 2020

B. Riley Financial, Inc.

21255 Burbank Blvd., Suite 400
Woodland Hills, California 91367

Re: Registration Statement for Additional Shares Filed Under Rule 462(b)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “462(b) Registration Statement”), filed by B. Riley Financial, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $22,400,000 of the Company’s senior and subordinated debt securities (the “Additional Debt Securities”).

The 462(b) Registration Statement was filed in connection with, and incorporates by reference the information contained in, the Company’s registration statement on Form S-3 (Registration No. 333-233907), initially filed with the Commission on September 23, 2019 and declared effective by the Commission on September 30, 20190 (the “Initial Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”), including the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”).

After the 462(b) Registration Statement becomes effective, the Additional Debt Securities are to be offered and sold from time to time as set forth in the Registration Statements, the Prospectus contained therein and the Prospectus Supplements. The Additional Debt Securities are to be issued pursuant to the terms and conditions of a third supplemental indenture, and in the form set forth in, the Indenture entered into by and between the Company and The Bank of New York Mellon Trust Company National Association, as trustee (the “Trustee”), dated as of May 7, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 7, 2019 (the “First Supplemental Indenture”), and the Second Supplemental Indenture related to the Notes, dated as of September 23, 2019 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Additional Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Additional Debt Securities.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	With respect to Additional Debt Securities to be issued under the Indenture, when: (a) the Trustee has duly executed and delivered the Indenture; (b) the Indenture has been duly authorized and validly executed and delivered by the Company; (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) the Board has taken all necessary corporate action to approve the issuance and terms of such Additional Debt Securities, the terms of the offering thereof and related matters; and (e) such Additional Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Additional Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Our opinion that any document is legal, valid, binding and enforceable is qualified as to:

(a)       limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)       rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

(c)       general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)       our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(e)       the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Indenture, and the Additional Debt Securities, or to aid in the interpretation thereof; and

(f)       we express no opinion as to the enforceability of any choice of law provisions contained in the Additional Debt Securities or the enforceability of any provisions which purport to establish a particular court as the forum for adjudication of any controversy relating to the Additional Debt Securities or which purport to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

Further, we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Indenture and the Additional Debt Securities with any law, regulation or order applicable to it, (ii) the legal or regulatory status or the nature of the business of any such party, (iii) provisions of the Additional Debt Securities under which the Company submit to the jurisdiction of one or more New York courts or federal courts located in the State of New York are subject to the application of the doctrine of forum non conveniens or a similar statutory principle or as to the subject matter jurisdiction of the federal courts located in the State of New York to adjudicate any dispute under the Additional Debt Securities, (iv) provisions of the Additional Debt Securities which purport to establish evidentiary standards or to make determinations conclusive or powers absolute, (v) provisions of the Additional Debt Securities which purport to prohibit or restrict a transfer of rights under the Additional Debt Securities, (vi) provisions of the Additional Debt Securities providing for rights of setoff, or (vii) provisions of the Additional Debt Securities imposing or which are construed as effectively imposing a penalty.

Our opinion herein is expressed solely with respect to the Federal laws of the United States and the laws of the State of New York as to the enforceability of the Additional Debt Securities in effect on the date hereof.

We hereby consent to the filing with the Commission of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name wherever it appears in the Registration Statements, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statements, including this opinion as an exhibit.

Very truly yours,

/s/ The NBD Group, Inc.

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